Exhibit 10.7

PATENT LICENSE AND COVENANT NOT TO SUE

This PATENT LICENSE AND COVENANT NOT TO SUE (this “Agreement”) is entered into among McDonald’s Corporation, an Illinois corporation with its principal place of business in Oak Brook, Illinois (hereinafter “McDonald’s”), and Card Activation Technologies, Inc., a Delaware corporation with its principal place of business at 53 West Jackson, Chicago, Illinois 60604 (hereinafter “CAT”) and MedCom USA, Incorporated with its principal place of business at 7975 N. Hayden, Scottsdale, AZ  85258 (hereinafter “MedCom”).  CAT and MedCom, on the one hand, and McDonald’s, on the other hand, are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
I.

RECITALS

WHEREAS, simultaneously with entering into this Agreement, McDonald’s and Card Activation Technologies, Inc., together with their respective affiliates, are entering into a Settlement Agreement (the “Settlement Agreement”); and

WHEREAS, CAT desires to grant to McDonald’s a license under the Licensed Patents (as defined below);

WHEREAS, CAT and MedCom desire to grant McDonald’s a Covenant Not to Sue;

WHEREAS, McDonald’s agrees to pay the amount defined below to CAT, all on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the Parties agree as follows:

II.

DEFINITIONS

A.           The Lawsuit.  “The Lawsuit” shall mean Card Activation Technologies v. McDonald’s Corporation, Case No. 06 CV 5578, pending in the Northern District of Illinois before Judge Blanche Manning.

B.           The Effective Date.  The “Effective Date” shall mean February 27, 2007, or such other date as CAT, MedCom and McDonald’s may agree to in writing.

C.           Licensed Patents.  “Licensed Patents” shall mean the United States Patent Number 6,032,859 (“’859 Patent”) and (i) all United States continuations, continuations-in-part, divisionals and other patent rights claiming priority (directly or indirectly) to any of the aforementioned patents and patent applications; (ii) as well as all counterparts thereof in foreign countries and any patents and patent applications to which those patents claim priority (if applicable); and (iii) all reissues, reexaminations, renewals and extensions of any of the foregoing.

D.           McDonald’s Payment System.  “McDonald’s Payment System” shall mean the payment system used at McDonald’s restaurants, affiliated restaurants and franchised restaurants, including (but not limited to) the use of credit cards, debit cards, the “ArchCard”®, any other gift or stored value card or any other form of cashless payment.

E.           CAT Parties.  “CAT Parties” shall mean CAT and MedCom and all of their past and present successors, predecessors, beneficiaries, executors, trustees, administrators, subrogees, officers, directors, employees, agents, trustees, attorneys, heirs, administrators, assigns, partners, parent corporations, subsidiaries and affiliates.

F.           McDonald’s Parties.  “McDonald’s Parties” shall mean McDonald’s and all of its past, present and future predecessors, successors-in-interest, assignees, nominees, subsidiaries, affiliates, authorized franchisees (including the authorized franchisees of all subsidiaries and affiliates), divisions, officers, directors, employees, agents, attorneys, representatives, servants, partners and agents.  A list of the current subsidiaries and affiliates of McDonald’s is set forth in Exhibit 1 of this Agreement.

III.

TERMS OF AGREEMENT

A.           License Grant.  CAT hereby grants, on behalf of itself and all of the other CAT Parties, to the McDonald’s Parties, a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up right and license, under the Licensed Patents, to practice the Licensed Patents to the fullest extent possible, including to make, have made, use, sell, offer for sale, import, develop, have developed, commercialize, export, market and promote products, including (but not limited to) any product, software, process, method or device relating in any way to the McDonald’s Payment System.

B.           Conditions of License Grant.  CAT shall retain all right, title, and interest in, to and under the Licensed Patents except for the rights explicitly granted to McDonald’s in accordance with this Agreement, including the right to make, have made, use, sell, offer for sale, import and otherwise exploit any products or processes covered by the Licensed Patents.  CAT shall have the sole right at its sole expense to prosecute, maintain, enforce and defend any of the Licensed Patents.

C.           Covenant Not to Sue.  The CAT Parties hereby covenant that none of them shall sue, assert any claim or counterclaim against, or otherwise participate in any action or proceeding against any of the McDonald’s Parties that relates in any way to (i) any act of the McDonald’s Parties occurring on or before the Effective Date; (ii) the Licensed Patents; (iii) the Lawsuit, or (iv) the McDonald’s Payment System.  The CAT Parties shall impose this covenant on any third party to which CAT, MedCom or any of the other CAT Parties may after the Effective Date assign, convey, sell, lease, encumber, license, sublicense or otherwise transfer or grant any right in or to (collectively, “transfer”) any such patent rights or any right or interest therein.

D.           Lump Sum Payment.  On or before March 2, 2007, and in full consideration for this Agreement and the covenants and License Grant included therein, and the Settlement Agreement, and the releases and dismissals included therein, McDonald’s shall pay to CAT a one-time, lump-sum payment of $45,000 USD.  The CAT Parties acknowledge and agree that this payment to CAT, as represented by their signatures affixed hereto, is in full, complete and total payment for this Agreement, and the covenants and License Grant included therein, and the Settlement Agreement, and the releases and dismissals included therein.

IV.

REPRESENTATIONS AND WARRANTIES

A.           Mutual Representations and Warranties.  Each Party represents and warrants to the other Party as of the Effective Date:  (a) that it is an entity duly organized, validly existing and in good standing under the laws of the state of its organization; (b) that it has the authority to enter into this Agreement, extend the licenses and other rights granted to the other Party under this Agreement, and undertake and fully perform its obligations under this Agreement; (c) that this Agreement has been duly executed and delivered by it and is a binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, and to general equitable principles; and (d) all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other third parties required to be obtained by it in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

B.           Representations and Warranties by the CAT Parties.  The CAT Parties represent and warrant to the McDonald’s Parties that as of the Effective Date:  (a) CAT owns all right, title and interest in and to the Licensed Patents; (b) none of the other CAT Parties, nor any other third party from which CAT purchased, acquired, obtained or otherwise was granted any right, title or interest in or to the Licensed Patents, has any right, title or interest in or to any of the Licensed Patents (including the right to sue or recover for damages); (c) CAT has not transferred any right, title or interest in or to the Licensed Patents; and (d) as of the date hereof, to the best of their knowledge, the ‘859 Patent is valid and enforceable.  The CAT Parties hereby agree to defend, indemnify, and hold the McDonald’s Parties harmless from and against any and all claims, counterclaims, suits, losses, damages, liabilities and/or expenses (including reasonable attorneys’ fees) of every kind whatsoever arising out of any breach of the foregoing representations and warranties.

V.

GENERAL PROVISIONS

A.           No Assignment.  The CAT Parties warrant and represent that neither they nor any one of them has made any assignment or transfer of any right, claim, demand, cause of action, or other matter covered by the License and Covenant Not to Sue set forth herein.

B.           Attorneys’ and Experts’ Fees.  Each of the Parties shall bear all of its own costs and expenses, including, without limitation, legal fees incurred in connection with the Lawsuit and the preparation, negotiation, and/or review of this Agreement.

C.           Mediation.  Each Party agrees that if a dispute arises between them regarding this Agreement or the Settlement Agreement, it will give the other party written notice of the dispute.  The Parties agree that if they are unable to resolve the dispute, they will mediate the dispute for purposes of seeking resolution through supplemental negotiations within thirty (30) days of the notice (or later if mutually agreed to by the Parties involved in the dispute).

D.           Reimbursement of Fees and Costs for Violation of Covenant Not to Sue. The CAT Parties agree that if they, or any one of them, or anyone claiming through any one of them, sues any of the McDonald’s Parties, they shall reimburse the McDonald’s Parties for all attorneys’ fees, costs, and expenses incurred by the McDonald’s Parties in defending that subsequent lawsuit if it is ruled that this Agreement or the Settlement Agreement bars the claims asserted in that subsequent lawsuit.  The parties agree that Exhibit 1 is a list of the current subsidiaries and affiliates of McDonald’s that are covered by the Covenant Not to Sue set forth in this Agreement.

E.           Reimbursement of Fees and Costs to Enforce Agreement.  If any of the  McDonald’s Parties institutes any action at law or in equity against any of the CAT Parties to secure or protect their rights under, or to enforce the terms of, or for breach of a representation or warranty in this Agreement, in addition to any judgment entered in their favor, the McDonald’s Parties shall be entitled to recover such attorneys’ fees together with court costs and expenses of litigation.  Likewise, if any of the CAT Parties institutes any action at law or in equity against any of the McDonald’s Parties to secure or protect their rights under, or to enforce the terms of, or for breach of a representation or warranty in this Agreement, in addition to any judgment entered in their favor, the CAT Parties shall be entitled to recover such attorneys’ fees together with court costs and expenses of litigation.

F.           Drafting.  This Agreement was negotiated at arm’s-length, mutually drafted, and entered into freely by the Parties with the advice of counsel.  In the event an ambiguity exists in any provision of this Agreement, such ambiguity is not to be construed by reference to any doctrine or statute calling for ambiguities to be construed against the drafter of the document.

G.           Captions. The captions or headings of the Sections or Paragraphs of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section or Paragraph of this Agreement.

H.           Scope of Promises, Representations, and Inducements. The Parties acknowledge, warrant and represent that no promises, representations or inducements, except as herein set forth, have been offered or made by any of the Parties to secure the execution of the License and Covenant Not to Sue above or this Agreement, and that the License and Covenant Not to Sue above and this Agreement are executed without reliance on any statements or any representations not contained herein.  Each of the Parties knowingly waives (1) any claim that this Agreement was induced by any misrepresentation or nondisclosure, and (2) any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown.

I.           Voluntary Agreement.  Each of the Parties certifies that it is voluntarily entering into this Agreement in good faith based solely and completely upon its own judgment and with the advice of counsel following its good-faith assessment of the disputes at issue.

J.           Survival.  The Parties hereby agree that the provisions of this Agreement, including, without limitation, the representations, warranties, covenants and License Grant made herein, shall survive the execution of this Agreement and the performance by the Parties of their respective obligations under this Agreement.

K.           Severability.  Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable, or is held by a court of competent jurisdiction to be void or unenforceable, in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining parts, provisions, representations or warranties herein, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the Parties hereby knowingly, voluntarily, and intelligently waive any provision of law that prohibits or renders void or unenforceable any part, provision, representation or warranty hereof.

L.           Entire Agreement.  This Agreement, together with the Settlement Agreement (including Exhibits), constitutes the entire agreement of the Parties hereto and supersedes all prior and contemporaneous agreements and understandings of the Parties.

M.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties’ successors and assigns.  The CAT Parties may not assign any rights, or delegate any obligations, under this Agreement without the prior written consent of McDonald’s, and any purported assignment or delegation will be void without McDonald’s prior written consent.  A Party assigning any right, or delegating any obligation, will not be released of any liability under this Agreement.  Except for those persons benefited from the License Grant and the Covenant Not to Sue, nothing contained in this Agreement shall in any fashion be construed to, or inure to the benefit of, any person or entity not a party to this Agreement, including, but not limited to, the creditors of any of the Parties.

N.           Modifications.  No part or provision of this Agreement may be changed, modified, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such change, modification, waiver, discharge or termination is sought.  The failure of a party to seek redress for violation of, or to insist upon strict performance of, any provision of this Agreement shall not be a waiver of that provision by that party or estop that party from asserting fully any and all of its rights under this Agreement.

O.           Confidentiality.  The CAT Parties agree, and shall instruct their employees, attorneys and accountants to keep the terms and conditions of this Agreement strictly confidential.  The McDonald’s Parties agree, and shall instruct their employees, accountants, and outside attorneys involved in the resolution of this matter to keep the terms and conditions of this Agreement strictly confidential.  The Parties further agree not to provide originals or copies of, or disclose any or all of the contents of, this Agreement to any third-party; provided, however, that (1) originals or copies of this Agreement may be produced and its contents shall be admissible in any dispute between or among any of the Parties, (2) originals or copies of this Agreement may be produced, and the contents of this Agreement may be disclosed, in accordance with an Order entered by a court of competent jurisdiction, (3) originals or copies of this Agreement may be produced, and the contents of this Agreement may be disclosed, by McDonald’s where such production or disclosure is required by statute or regulation, such as regulations governing Uniform Franchise Offering Circular disclosures; (4) originals or copies of this Agreement may be produced, and the contents of this Agreement may be disclosed, to attorneys, accountants, and other persons for the purpose of facilitating accounting or tax advice or services, provided, however, that any disclosure (other than as set forth above) of the terms and conditions of this Agreement by said attorneys, accountants, or other persons shall be deemed a breach of this Agreement by the party who disclosed the information to said attorneys, accountants, or other persons and (5) McDonald’s may disclose the combined amount of its attorneys’ fees, defense costs and settlement payment solely for the limited purpose of obtaining indemnification.  In the event that any Party reasonably believes that production or disclosure of the contents of this Agreement is required by a subpoena or other valid legal process, it shall provide written notice to the other Parties at least five (5) business days prior to the date such production or disclosure is required and shall cooperate fully with the other Parties in seeking a protective order to preserve the confidentiality of this Agreement and its contents.

P.           Further Assurances.  Each of the Parties hereby agrees to execute such other and further documents, and to take such other and further actions, as may be reasonably requested by the other Party for the sole purpose of effectuating the agreements herein within ten (10) business days following written request.

Q.           Notices.  Notices or requests required or permitted to be given hereunder shall be deemed given three (3) business days after being sent via both (a) certified or registered United States mail, postage prepaid, or personal delivery and (b) facsimile, as follows:

If to McDonald’s:

McDonald’s Corporation
Legal Department
Litigation Practice Group
2915 Jorie Boulevard
Oak Brook, IL  60523
Attn:  Pauline Levy, Esq.
Fax No. (630) 623-7370

And copy to:

James R. Ferguson, Esq.
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, IL  60606-4637
Fax No. (312) 706-8421
If to CAT:

Card Activation Technologies, Inc.
53 West Jackson Blvd.
Suite 1618
Chicago, IL 60604
If to MedCom:

Orum & Roth LLC
53 West Jackson Blvd.
Suite 1616
Chicago, IL 60604

R.           Authorization to Sign.  Each of the Parties hereby represents and warrants that the individual signing this Agreement on its behalf is duly authorized to enter into this Agreement and to execute and legally bind such Party to it.

S.           Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

T.           Governing Law.  Illinois law shall govern the interpretation, construction, and enforcement of this Agreement.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute and deliver this Agreement as of the dates set forth below.

CARD ACTIVATION
TECHNOLOGIES, INC.	McDONALD’S CORPORATION

By: ______________________________	By:_________________________________
Name:	Name:
Title:	Title:
Date: ______________ ____, 2007	Date: _______________ ____, 2007

MEDCOM USA, INC.

By:_______________________________
Name:
Title:
Date:_________________ ___, 2007